UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ___________________________________
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
WORKIVA INC.
_________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note:
On April 17, 2026, Workiva Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the
Securities and Exchange Commission (the “SEC”) for the Company’s 2026 Annual Meeting of Stockholders to be held on May
28, 2026 (the “Annual Meeting”). This supplement (the “Supplement”) is being filed to describe a recent change in the
Company’s independent registered public accounting firm.
Change in Company's Independent Registered Public Accounting Firm
As disclosed in the Current Report on Form 8-K filed by the Company with the SEC on May 5, 2026, the Audit Committee of the Board of Directors dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, and approved the engagement of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The reports of EY on the Company’s financial statements for each of the two fiscal years ended December 31, 2025 and December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period preceding May 5,
2026, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter of the disagreement in their reports on the financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), and (iii) neither the Company nor anyone on its behalf consulted GT regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the
Company in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item
304(a)(1)(v) of Regulation S-K.
Withdrawal of Proposal No. 4 - Ratification of the Appointment of EY as our Independent Registered Public Accounting
Firm for the Fiscal Year Ending December 31, 2026
In light of the change in auditors, the Company is withdrawing Proposal 4, which called for a non-binding vote on the ratification of the appointment of EY as our independent registered public accounting firm, as set forth in the Proxy Statement.
The Company does not intend to submit any other proposal for ratification with respect to the appointment of an independent registered public accounting firm at the Annual Meeting.
Voting Matters
The Company will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the removal of Proposal 4. Proxies and voting instructions already received with direction on
Proposal 4 will not be voted on Proposal 4, but proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting will remain valid and in effect, and will be voted as directed.
If you have already submitted your proxy or provided your voting instructions, you do not need to take any action unless you wish to change your vote on the remaining proposals. If you have not yet submitted your proxy or provided your voting instructions, please complete the proxy or submit instructions, disregarding Proposal 4.
None of the other agenda items presented in the Notice and Proxy Statement, or votes cast thereon, are affected by this
Supplement. Information regarding how to vote your shares, or change your vote, is available in the Proxy Statement. The
Notice and Proxy Statement and this Supplement are available at investor.workiva.com. This Supplement is being made available on or about May 5, 2026.
This Supplement does not change the proposals to be acted upon at the Annual Meeting other than the withdrawal of Proposal
No. 4.  The Board’s recommendation for all other proposals remains as set forth in the Proxy Statement.